Exhibit 12(b)

[LETTERHEAD OF ROPES & GRAY]

June 17, 2005

RCM Innovation Fund

Allianz Funds

840 Newport Center Drive

Newport Beach, CA 92660

RCM Global Technology Fund

Allianz Funds

840 Newport Center Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

We hereby consent to the filing as an exhibit to your Post-Effective Amendment No. 1 to your Registration Statement on Form N-14 (File No. 333-122076) of our opinion, dated May 27, 2005 addressed to you, as to certain tax matters related to the merger of the RCM Innovation Fund and the RCM Global Technology Fund.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP